Exhibit 107.1

Calculation of Filing Fee Table

Form S-8

(Form Type)

STAAR Surgical Company

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share (2)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.01 per share	Rule 457(c) and Rule 457(h) (2)	4,770,000 (3)	$$39.84	$190,036,800	$147.60 per $1,000,000	$28,049.43
Total Offering Amounts					$190,036,800		$28,049.43
Total Fee Offsets							$0
Net Fee Due							$28,049.43

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the Registration Statement on Form S-8 to which this exhibit relates shall also cover any additional shares of the common stock, $0.01 par value per share (the “Common Stock”), of STAAR Surgical Company (the “Company”) that become issuable under the STAAR Surgical Company Amended and Restated Omnibus Equity Incentive Plan, as amended (the “Plan”), by reason of any stock dividend, stock splits, reverse stock splits, recapitalizations, reclassifications, mergers, split-ups, reorganizations, consolidations and other capital adjustments effected without receipt of consideration that increases the number of outstanding shares of Common Stock.
(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the high and low sales prices of the Common Stock on the Nasdaq Global Market on June 17, 2024.
(3)
The Company is registering 4,770,000 shares of Common Stock reserved for future issuance under the Plan, comprised of (i) 2,170,000 shares of Common Stock approved by the Company’s shareholders at the Company’s 2023 Annual Meeting of Shareholders held on June 15, 2023 and (ii) 2,600,000 shares of Common Stock approved by the Company’s shareholders at the Company’s 2024 Annual Meeting of Shareholders held on June 20, 2024.